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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 23, 2002
                                                         -----------------


                              PATRON HOLDINGS, INC.
                              --------------------
               (Exact Name of Registrant as Specified in Charter)

           Nevada                        0-25675                 88-0346441
           ------                        --------                ----------
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

      212 West Kinzie Street, Chicago, Illinois                    60610
      -----------------------------------------                    -----
      (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code: (312) 493-2171


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events.

TrustWave Corp.

     On November 23, 2002, Patron Systems, Inc., a Delaware corporation ("Patron"), TWC Acquisition, Inc., a Maryland corporation and wholly owned subsidiary of Patron ("TrustWave Mergerco"), and TrustWave Corp., a Maryland corporation ("TrustWave"), entered into an Agreement and Plan of Merger (the "TrustWave Merger Agreement") whereby TrustWave Mergerco will be merged with and into TrustWave with TrustWave surviving as a wholly owned subsidiary of Patron (the "TrustWave Merger"). Patron, TrustWave Mergerco and TrustWave also concurrently entered into a Supplemental Agreement (the "TrustWave Supplemental Agreement") along with certain shareholders of TrustWave. Upon the consummation of the TrustWave Merger, shareholders of TrustWave will receive, in the aggregate (i) $20,000,000 in cash, fifty percent of which will be paid at the closing of the TrustWave Merger and fifty percent of which will be paid six months after the closing of the TrustWave Merger, and (ii) approximately 8,850,000 shares of Patron common stock, subject to a one-time increase of up to 100% in the event that the shares of Patron common stock fail to trade at or above $12 per share, on average, over the 21 days prior to and including the first anniversary of the closing date.

     The TrustWave Merger has been approved by the boards of directors of Patron, TrustWave Mergerco and TrustWave. The TrustWave Merger is intended to be a tax-free reorganization under the Internal Revenue Code. In connection with the consummation of the TrustWave Merger, certain executive officers of TrustWave will execute employment agreements with Patron. The closing of the acquisition is subject to several closing conditions, including approval of the transaction by TrustWave's shareholders, consummation of a reincorporation merger pursuant to which Patron Holdings, Inc., a Nevada corporation and parent corporation of Patron ("Parent") will merge with and into Patron with Patron continuing as the surviving entity, and the receipt of adequate financing to complete this acquisition and fund certain working capital needs of TrustWave.

       The description of the proposed TrustWave Merger contained in this report does not purport to be complete and is qualified in its entirety by reference to the TrustWave Merger Agreement and TrustWave Supplemental Agreement which are filed as Exhibits 2.1 and 2.2 respectively, to this Report and incorporated herein by reference. There can be no assurance that the transactions contemplated by the TrustWave Merger Agreement and TrustWave Supplemental Agreement will be consummated.

Entelagent Software Corp.

       On November 24, 2002, Patron, ESC Acquisition, Inc., a California corporation and wholly owned subsidiary of Patron ("Entelagent Mergerco"), and Entelagent Software Corp., a California corporation ("Entelagent"), entered into an Agreement and Plan of Merger (the "Entelagent Merger Agreement") whereby Entelagent Mergerco will be merged with and into Entelagent with Entelagent surviving as a wholly owned subsidiary of Patron (the "Entelagent Merger"). Patron, Entelagent Mergerco and Entelagent also concurrently entered into a Supplemental Agreement (the "Entelagent Supplemental Agreement"). Upon the consummation of the Entelagent Merger, shareholders of Entelagent will receive, in the aggregate, 1,800,000 shares of Patron common stock and Patron will assume certain debts and obligations of Entelagent.

       The Entelagent Merger has been approved by the boards of directors of Patron, Entelagent Mergerco and Entelagent. The Entelagent Merger is intended to be a tax-free

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reorganization under the Internal Revenue Code. In connection with the consummation of the Entelagent Merger, certain executive officers of Entelagent will execute employment agreements with Patron. The closing of the acquisition is subject to several closing conditions, including approval of the transaction by Entelagent's shareholders, the consummation of a reincorporation merger pursuant to which Parent will merge with and into Patron with Patron continuing as the surviving entity, the consummation of Patron's acquisition of TrustWave and obtaining funding for the additional working capital needs of Entelagent.

       The description of the proposed Entelagent Merger contained in this report does not purport to be complete and is qualified in its entirety by reference to the Entelagent Merger Agreement and Entelagent Supplemental Agreement which are filed as Exhibits 2.3 and 2.4 respectively, to this Report and incorporated herein by reference. There can be no assurance that the transactions contemplated by the Entelagent Merger Agreement and Entelagent Supplemental Agreement will be consummated.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)       The following exhibits are included with this Report:

Exhibit
Number    Description of Exhibit

2.1 Agreement and Plan of Merger dated as of November 23, 2002, by and among Patron Systems, Inc., TWC Acquisition, Inc. and TrustWave Corp.

2.2 Supplemental Agreement dated as of November 23, 2002, by and among Patron Systems, Inc., TWC Acquisition, Inc., TrustWave Corp. and certain shareholders of TrustWave Corp.

2.3 Agreement and Plan of Merger dated as of November 24, 2002, by and among Patron Systems, Inc., ESC Acquisition, Inc. and Entelagent Software Corp.

2.4 Supplemental Agreement dated as of November 24, 2002, by and among Patron Systems, Inc., ESC Acquisition, Inc. and Entelagent Software Corp.

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                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PATRON HOLDINGS, INC.



Date: November 25, 2002                   By: /s/ Patrick J. Allin
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                                              Patrick J. Allin
                                              Chief Executive Officer